UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2015

DEVON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 WEST SHERIDAN AVE., OKLAHOMA CITY, OK	73102-5015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 10, 2015, Devon Energy Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives for the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $850,000,000 aggregate principal amount of its 5.850% Senior Notes due 2025 (the “Notes”) in a registered public offering pursuant to the Company’s shelf registration statement on Form S-3 filed on December 12, 2014 (File No. 333-200922) (the “Registration Statement”). The Underwriting Agreement includes customary representations, warranties, covenants and agreements, including an agreement by the Company to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Company is filing the Underwriting Agreement as Exhibit 1.1 to this report. By the filing of this report, the Company is causing this exhibit to be incorporated by reference herein and into the Registration Statement, and the foregoing description is qualified in its entirety by the terms set forth in such exhibit.

Supplemental Indenture and the Issuance of the Notes

On December 15, 2015, the Company closed the public offering of the Notes. The Notes were issued pursuant to an indenture, dated as of July 12, 2011 (the “Base Indenture”), between the Company and UMB Bank, National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 5, dated as of December 15, 2015 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Company is filing the Supplemental Indenture as Exhibit 4.1 to this report. By the filing of this report, the Company is causing this exhibit to be incorporated by reference herein and into the Registration Statement.

The Notes are general obligations of the Company, which rank equally with all existing and future unsecured and unsubordinated debt of the Company. The Notes will bear interest at a rate of 5.850% per annum.

Interest on the Notes will be payable semi-annually on June 15 and December 15 of each year, beginning on June 15, 2016, to persons who are registered holders of the Notes on the immediately preceding June 1 or December 1, respectively.

The Indenture limits the ability of the Company to incur liens, consolidate, merge or sell its assets, in each case subject to certain qualifications set forth in the Indenture.

The Notes will mature on December 15, 2025. The Company may redeem the Notes at any time prior to September 15, 2025 (three months prior to the maturity date of the Notes), in whole or in part, at its option at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes then outstanding to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption), calculated as if the maturity date of the Notes was September 15, 2025, computed in accordance with the Indenture, plus, in each case, accrued and unpaid interest, if any, to the redemption date. On or after September 15, 2025 (three months prior to the maturity date of the Notes), the Company may, at its option, redeem the Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the redemption date.

The Notes were offered and sold pursuant to the Registration Statement. The Company has filed with the Securities and Exchange Commission a prospectus supplement, dated December 10, 2015, together with the accompanying prospectus, dated December 12, 2014, relating to the offering and sale of the Notes. This report does not constitute an offer to sell or a solicitation of an offer to buy the Notes.

The above description is qualified in its entirety by reference to the terms of the Base Indenture (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on July 12, 2011) and the Supplemental Indenture attached hereto as Exhibit 4.1.

Relationships

Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they may receive customary fees and expenses. In particular, affiliates of the Underwriters are parties to and lenders under the Company’s credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 under the heading “Supplemental Indenture and the Issuance of the Notes” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated December 10, 2015, by and among Devon Energy Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1	Supplemental Indenture No. 5, dated as of December 15, 2015, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee for the Notes.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015

Devon Energy Corporation

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated December 10, 2015, by and among Devon Energy Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

4.1	Supplemental Indenture No. 5, dated as of December 15, 2015, by and between Devon Energy Corporation, as issuer, and UMB Bank, National Association, as trustee for the Notes.

5.1	Opinion Letter of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).